Exhibit 99.2

STERLING FINANCIAL CORPORATION
Reconciliation of Reported Net Income to Core Basis Net Income

								9 Months Ended September 30,		Year Ended December 31,

	3Q'02	2Q'02	1Q'02	4Q'01	3Q'01	2Q'01	1Q'01	2002	2001	2001	2000	1999

	(in thousands)
Net income, as reported	$6,265	$6,159	$5,522	$5,285	$5,067	$5,238	$4,744	$17,946	$15,049	$20,334	$16,567	$17,985

Unusual income items, net of taxes

Tax benefit upon conversion of subsidiary to an LLC	—	(1,200)	—	—	—	—	—	(1,200)	—	—	—	—

Interest recovery on charged-off loan	—	—	(272)	—	—	—	—	(272)		—	—	—

Gains on sales of securities	—	—	(10)	(164)	(350)	(937)	(311)	(10)	(1,598)	(1,761)	(449)	(790)

Gains on sales of real estate	—	—	—	—	(14)	—	—	—	(14)	(14)	(223)	—

	—	(1,200)	(282)	(164)	(364)	(937)	(311)	(1,482)	(1,612)	(1,775)	(672)	(790)

Unusual expense items (net of taxes)

Merger and restructuring charges	—	—	—	—	—	—	—	—	—	—	2,264	374

Retirement and severance costs	244	602	130	—	—	—	—	975		—	—	—

Losses on securities	58	265	—	—	—	—	—	324		—	—	—

Professional services related to the LLC conversion	—	176	—	—	—	—	—	176		—	—	—

FHLB prepayment penalty	—	—	—	—	183	—	—		183	183	—	—

Pension termination	—	—	175					175	—

	302	1,043	305	—	183	—	—	1,650	183	183	2,264	374

Net income, “core” basis	$6,567	$6,002	$5,545	$5,121	$4,886	$4,301	$4,433	$18,114	$13,620	$18,742	$18,159	$17,569